CENTRAL TRACTOR FARM & COUNTRY, INC.
                 Statement Re: Computation of Per Share Earnings
                                                                   Exhibit 11



                                                     Three months ended
                                                -------------------------------
                                                 February 1,      January 27,
                                                   1997               1996
                                                ------------      -----------
                                           (In thousands except per share data)
     Primary

Weighted average shares outstanding                 10,617           10,576
Net effect of dilutive stock options and stock
   warrant - based on treasury stock method            358              393
                                                   -------          -------
Total                                               10,975           10,969
                                                   =======          =======


Net income                                         $ 1,141            1,280
                                                   =======          =======

Per share amount                                   $  0.10             0.12
                                                   =======          =======



Fully Diluted

Weighted average shares outstanding                 10,617           10,576
Net effect of dilutive stock options and stock
   warrant - based on treasury stock method            358              393
Assumed conversion of 7% Convertible Notes
  during period outstanding                            454              826
                                                   -------          -------
Total                                               11,429           11,795
                                                   =======          =======

Net income                                         $ 1,141            1,280

Add 7% Convertible Note interest, net of
   income tax effect                                    92              168
                                                   -------          -------
Total net income                                   $ 1,233            1,448
                                                   =======          =======

Per share amount                                   $  0.11 (A)         0.12 (A)
                                                   =======          =======



(A) Fully diluted earnings per share are not presented as the affect of the assumed conversion of the 7% convertible notes is antidilutive or less than 3% dilutive.